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                                                                    EXHIBIT 11.1

                            McLEODUSA INCORPORATED

                     COMPUTATION OF LOSS PER COMMON SHARE
                 (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)


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                                                                                               Three Months Ended
                                                                                                   March 31,
                                                                                              --------------------
                                                                                                 2001      2000
                                                                                               -------    ------
Computation of weighted average number of common shares outstanding:
Common shares, Class A, outstanding at the beginning of the period..........................      606.6     472.8
Weighted average number of shares issued during the period..................................        3.8       6.4
                                                                                                -------    ------
Basic and diluted weighted average number of common shares..................................      610.4     479.2
                                                                                                =======    ======
Net loss....................................................................................    $(186.8)   $(72.1)
                                                                                                =======    ======
Loss per common share.......................................................................    $ (0.31)   $(0.15)
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